As filed with the Securities and Exchange Commission on February 6, 2006
Registration No. __________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2092797
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
3 Westbrook Corporate Center, Suite 900
Westchester, Illinois 60154
Telephone: (708) 236-6511
(Address, including zip code, telephone number, including area code, of registrant’s principal executive offices)
ANDREW CORPORATION LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Marty R. Kittrell
Chief Financial Officer
Andrew Corporation
3 Westbrook Corporate Center, Suite 900
Westchester, Illinois 60154
Telephone: (708) 236-6511
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James F. Petelle
Vice President, Law and Secretary
Andrew Corporation
3 Westbrook Corporate Center, Suite 900
Westchester, Illinois 60154
Telephone: (708) 236-6511
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)(2)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, par value $0.01 per share (3)	4,000,000	$12.91	$51,640,000	$5,526
(1)	Includes associated common stock purchase rights (“Rights”) to purchase one share of Common Stock for a price of $333.33, subject to adjustment. Rights initially are attached to and trade with the Common Stock. The value attributable to such Rights, if any, is reflected in the market value of the Common Stock.
(2)	Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to
17 C.F.R. § 230.416.
(3)	Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the Nasdaq National Market on February 1, 2006.

ANDREW CORPORATION
REGISTRATION STATEMENT ON FORM S-8
PART II
Item 3.     Incorporation of Documents by Reference.
     There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005;

2.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on October 5, 2005, October 6, 2005, October 31, 2005, November 22, 2005, November 23, 2005, December 2, 2005, December 13, 2005 and December 15, 2005; and

3.	The description of Registrant’s capital stock contained in the Registrant’s Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions.
     In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4.     Description of Securities.
     Not applicable.
Item 5.     Interests of Named Experts and Counsel.
     Not applicable.
Item 6.     Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) generally permits a Delaware corporation to indemnify officers, directors, employees or agents of the corporation if they are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The Registrant’s Certificate of Incorporation provides that the Registrant shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys’ fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.
     Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant’s Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.
Item 7.     Exemption from Registration Claimed.
     Not Applicable.
Item 8.     Exhibits.

Exhibit No.	Description of Document

4.1	Restated Certificate of Incorporation of Registrant (filed as Exhibit 4.1 to the Form S-8 filed on July 22, 2003 and incorporated herein by reference).

4.2	By-Laws of Registrant (filed as Exhibit 3.2 to the Form S-3 dated October 28, 2003 and incorporated herein by reference).

4.3	Rights Agreement, dated as of November 14, 1996, between Andrew Corporation and Harris Trust and Savings Bank (filed as Exhibit 4.1 to the Form 8-A filed by the Company on November 26, 1996 and incorporated herein by reference).

4.4	First Amendment, dated October 26, 2005 to the Rights Agreement, dated as of November 14, 1996, between Andrew Corporation and Harris Trust and Savings Bank (filed as Exhibit 4.2 to the Form 8-A/A filed by Andrew on October 31, 2005 and incorporated herein by reference).

4.5	Andrew Corporation Long-Term Incentive Plan (included as the appendix to the Registrant’s annual meeting proxy statement filed on January 5, 2005 captioned “Andrew Corporation Long-Term Incentive Plan” and incorporated herein by reference).

4.6	Form of Deferred Stock Unit Agreement (included as Exhibit 10.1 to the Registrant’s Form 10-Q for the quarterly period ended March 31, 2005 and incorporated herein by reference).

4.7	Form of Option Agreement (included as Exhibit 10.3 to the Registrant’s Form 8-K filed on November 22, 2005 and incorporated herein by reference).

4.8	Form of Restricted Stock Unit Agreement (included as Exhibit 10.2 to the Registrant’s Form 8-K filed on November 22, 2005 and incorporated herein by reference).

5.1	Opinion of Gardner Carton & Douglas LLP regarding legality of securities.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gardner Carton & Douglas LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page).
Item 9.     Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park, Illinois, on this 3rd day of February 2006.

ANDREW CORPORATION
By:	/s/ Marty R. Kittrell
Marty R. Kittrell
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph E. Faison and Marty R. Kittrell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done. This Power of Attorney may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of February 2006.

/s/ Charles R. Nicholas	/s/ Ralph E. Faison

Charles R. Nicholas Chairman and Director	Ralph E. Faison President and Chief Executive Officer, Director

/s/ Marty R. Kittrell	/s/ Mark A. Olson

Marty R. Kittrell Vice President and Chief Financial Officer	Mark A. Olson Vice President and Chief Accounting Officer

/s/ Thomas A. Donahue	/s/ Jere D. Fluno

Thomas A. Donahoe Director	Jere D. Fluno Director

/s/ William O. Hunt	/s/ Robert G. Paul

William O. Hunt Director	Robert G. Paul Director

/s/ Gerald A. Poch	/s/ Anne F. Pollack

Gerald A. Poch Director	Anne F. Pollack Director

/s/ Glen O. Toney	/s/ Andrea L. Zopp

Glen O. Toney Director	Andrea L. Zopp Director

Index to Exhibits

Exhibit No.	Description of Document

4.1	Restated Certificate of Incorporation of Registrant (filed as Exhibit 4.1 to the Form S-8 filed on July 22, 2003 and incorporated herein by reference).

4.2	By-Laws of Registrant (filed as Exhibit 3.2 to the Form S-3 dated October 28, 2003 and incorporated herein by reference).

4.3	Rights Agreement, dated as of November 14, 1996, between Andrew Corporation and Harris Trust and Savings Bank (filed as Exhibit 4.1 to the Form 8-A filed by the Company on November 26, 1996 and incorporated herein by reference).

4.4	First Amendment, dated October 26, 2005 to the Rights Agreement, dated as of November 14, 1996, between Andrew Corporation and Harris Trust and Savings Bank (filed as Exhibit 4.2 to the Form 8-A/A filed by Andrew on October 31, 2005 and incorporated herein by reference).

4.5	Andrew Corporation Long-Term Incentive Plan (included as the appendix to the Registrant’s annual meeting proxy statement filed on January 5, 2005 captioned “Andrew Corporation Long-Term Incentive Plan” and incorporated herein by reference).

4.6	Form of Deferred Stock Unit Agreement (included as Exhibit 10.1 to the Registrant’s Form 10-Q for the quarterly period ended March 31, 2005 and incorporated herein by reference).

4.7	Form of Option Agreement (included as Exhibit 10.3 to the Registrant’s Form 8-K filed on November 22, 2005 and incorporated herein by reference).

4.8	Form of Restricted Stock Unit Agreement (included as Exhibit 10.2 to the Registrant’s Form 8-K filed on November 22, 2005 and incorporated herein by reference).

5.1	Opinion of Gardner Carton & Douglas LLP regarding legality of securities.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gardner Carton & Douglas LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page).

E-1